EXHIBIT 99
Restaurant Brands International Inc. Reports Second Quarter 2021 Results

Continued improvement in global system-wide sales growth, accelerating to +4% compared to 2019
Unit growth returns to pre-pandemic levels with 378 net new restaurants opened in the 1st half
Digital sales in home markets scale up by nearly +60% year over year and +15% sequentially
Liquidity expands to $2.8 billion, net leverage declines significantly and Board authorizes $1 billion buyback program

Toronto, Ontario - July 30, 2021 - Restaurant Brands International Inc. (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the second quarter ended June 30, 2021.

José E. Cil, Chief Executive Officer of Restaurant Brands International Inc. ("RBI") commented, "We are encouraged by the momentum across our business – including sales increases driven by quality menu items, rapid adoption of our digital channels by our guests and an acceleration in new restaurant openings around the world by our franchisees who believe strongly in our brands and business model.”

Cil continued, “We also announced an increase in our share buyback authorization to $1 billion over the next two years, demonstrating our confidence in the value creation opportunity we have ahead of us with our three iconic brands, scalable business model, expanding digital strength and dedicated franchise partners. We believe we are well positioned to drive sustainable, long-term sales growth across the business and to continue enhancing shareholder returns with significant returns of capital through our industry-leading dividend and opportunistic share buybacks under our newly expanded authorization."

Consolidated Operational Highlights	Three Months Ended June 30,
	2021	2020
	(Unaudited)
System-wide Sales Growth
TH	33.0%	(33.4)%
BK	37.9%	(25.2)%
PLK	10.5%	24.0%
Consolidated	31.9%	(20.9)%
System-wide Sales (in US$ millions)
TH	$1,637	$1,108
BK	$5,883	$4,127
PLK	$1,386	$1,247
Consolidated	$8,906	$6,482
Net Restaurant Growth
TH	2.7%	1.3%
BK	0.1%	4.2%
PLK	5.7%	6.7%
Consolidated	1.3%	3.9%
System Restaurant Count at Period End
TH	5,065	4,934
BK	18,776	18,756
PLK	3,562	3,369
Consolidated	27,403	27,059
Comparable Sales
TH	27.6%	(29.3)%
BK	18.2%	(13.4)%
PLK	(0.3)%	24.8%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Consolidated Financial Highlights

	Three Months Ended June 30,
(in US$ millions, except per share data)	2021	2020
	(Unaudited)
Total Revenues	$1,438	$1,048
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$390	$163
Diluted Earnings per Share	$0.84	$0.35

TH Adjusted EBITDA(1)	$253	$147
BK Adjusted EBITDA(1)	$266	$160
PLK Adjusted EBITDA(1)	$58	$51
Adjusted EBITDA(2)	$577	$358

Adjusted Net Income(2)	$358	$154
Adjusted Diluted Earnings per Share(2)	$0.77	$0.33

	Six Months Ended June 30,
	2021	2020
	(Unaudited)
Net cash provided by operating activities	$745	$196
Net cash (used for) provided by investing activities	$(36)	$(12)
Net cash (used for) provided by financing activities	$(516)	$(161)

LTM Free Cash Flow(2)	$1,346	$1,110
Net Debt	$11,194	$11,320
Net Leverage(2)	5.3x	5.6x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

The year-over-year increase in Total Revenues on an as reported and on an organic basis was primarily driven by an increase in system-wide sales in all of our brands. System-wide sales were more severely impacted by COVID-19 (defined below) during the three months ended 2020 than in the same period in 2021. Favorable FX movements also contributed to the year-over-year increase in Total Revenues on an as reported basis.

The increase in Net Income Attributable to Common Shareholders and Noncontrolling Interests for the second quarter was primarily driven by an increase in segment income in all of our segments and a favorable change in the results from other operating expenses (income), net, partially offset by a decrease in income tax benefits. Refer to "Non-GAAP Financial Measures" footnote four for further details on income tax benefits.

The year-over-year increase in Adjusted EBITDA on an as reported and on an organic basis was driven by an increase in Tim Hortons, Burger King and Popeyes Adjusted EBITDA.
The year-over-year increase in Adjusted Net Income was primarily driven by the increase in Adjusted EBITDA in all of our brands, partially offset by an increase in adjusted income tax expense. Refer to "Non-GAAP Financial Measures" footnote four and six for further details on income tax expense.

COVID-19
The global crisis resulting from the spread of coronavirus (“COVID-19”) impacted our global restaurant operations for the three and six months ended June 30, 2021 and 2020. While the impact of COVID-19 on system-wide sales growth, system-wide sales, comparable sales and net restaurant growth was severe for the three and six months ended June 30, 2020, in the 2021 period these metrics were affected to a lesser extent for the entire period, with variations among brands and regions. During 2020 and the six months ended June 30, 2021, substantially all TH, BK and PLK restaurants remained open in North America, some with limited operations, such as drive-thru, takeout and delivery (where applicable), reduced if any dine-in capacity, and/or restrictions on hours of operation. During the three months ended June 30, 2021, on average 96% of our restaurants were open worldwide, including approximately 97% of our restaurants in North America, approximately 96% of our restaurants in Asia Pacific, approximately 94% of our restaurants in Europe, Middle East and Africa, and approximately 91% of our restaurants in Latin America. By contrast, during the three months ended June 30, 2020, on average 81% of our restaurants were open worldwide, including approximately 94% of our restaurants in North America, approximately 87% of our restaurants in Asia Pacific, approximately 57% of our restaurants in Europe, Middle East and Africa, and approximately 56% of our restaurants in Latin America. Certain jurisdictions, such as Canada, Europe, and Brazil, that had eased restrictions during 2020, re-imposed lockdowns and curfews in the six months ended June 30, 2021. In comparison, during the six months ended June 30, 2020, a number of other markets required temporary complete closures while implementing lock-down orders. We expect local conditions to continue to dictate limitations on restaurant operations, capacity, and hours of operation.

With the pandemic affecting consumer behavior, the importance of digital sales, including delivery, has grown. We expect to continue to support enhancements of our digital and marketing capabilities. While we do not know the full future impact COVID-19 will have on our business, we expect to see a continued impact from COVID-19 on our results in 2021.

Reclassification of Advertising Revenues and Expenses
Certain prior year amounts in the statement of operations and accompanying segment results have been reclassified in order to be comparable with the current year classifications. These consist of the quarter and year to date June 30, 2020 reclassification of advertising fund contributions from Franchise and property revenues to Advertising revenues and advertising fund expenses from Selling, general and administrative expenses to Advertising expenses, with General and administrative expenses now presented separately. Depreciation and amortization expenses related to the advertising funds have also been reclassified from Franchise and property expenses to Advertising expenses. These reclassifications did not arise as a result of any changes to accounting policies and relate entirely to presentation with no effect on previously reported net income.

TH Segment Results

	Three Months Ended June 30,
(in US$ millions)	2021	2020
	(Unaudited)
System-wide Sales Growth	33.0%	(33.4)%
System-wide Sales	$1,637	$1,108
Comparable Sales	27.6%	(29.3)%

Net Restaurant Growth	2.7%	1.3%
System Restaurant Count at Period End	5,065	4,934

Sales	$556	$374
Franchise and Property Revenues	$219	$154
Advertising Revenues	$56	$39
Total Revenues	$831	$567

Cost of Sales	$434	$307
Franchise and Property Expenses	$86	$81
Advertising Expenses	$68	$43
Segment G&A	$26	$20
Segment Depreciation and Amortization	$32	$28
Adjusted EBITDA(1)(3)	$253	$147

(3)TH Adjusted EBITDA includes $3 million and $2 million of cash distributions received from equity method investments for the three months ended June 30, 2021 and 2020, respectively.

For the second quarter of 2021, the increase in system-wide sales was primarily driven by comparable sales of 27.6%, including Canada comparable sales of 27.4%, as well as a decrease in the impact of temporary closures of certain restaurants related to the COVID-19 pandemic, and net restaurant growth of 2.7%.

The year-over-year increase in Total Revenues on an as reported and on an organic basis was primarily driven by an increase in system-wide sales. This increase was also driven by favorable FX movements on an as reported basis.

The year-over-year increase in Adjusted EBITDA on an as reported and on an organic basis was primarily driven by an increase in system-wide sales. This increase was also driven by FX movements on an as reported basis.

BK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2021	2020
	(Unaudited)
System-wide Sales Growth	37.9%	(25.2)%
System-wide Sales	$5,883	$4,127
Comparable Sales	18.2%	(13.4)%

Net Restaurant Growth	0.1%	4.2%
System Restaurant Count at Period End	18,776	18,756

Sales	$17	$15
Franchise and Property Revenues	$324	$233
Advertising Revenues	$118	$99
Total Revenues	$459	$347

Cost of Sales	$17	$16
Franchise and Property Expenses	$33	$48
Advertising Expenses	$110	$105
Segment G&A	$45	$30
Segment Depreciation and Amortization	$12	$12
Adjusted EBITDA(1)(4)	$266	$160

(4) No significant cash distributions were received from equity method investments for the three months ended June 30, 2021 and 2020.

For the second quarter of 2021, the increase in system-wide sales was driven by comparable sales of 18.2%, including US comparable sales of 13.0% as well as a decrease in the impact of temporary closures of certain restaurants related to the COVID-19 pandemic.

The year-over-year change in Total Revenues on an as reported and on an organic basis was primarily driven by the increase in system-wide sales. This increase was also driven by favorable FX movements on an as reported basis.

The year-over-year change in Adjusted EBITDA on an as reported and on an organic basis was primarily driven by the increase in system-wide sales, bad debt recoveries in the current year compared to bad debt expense in the prior year, and advertising revenues exceeding advertising fund expenses in the current year compared to advertising fund expenses exceeding advertising revenues in the prior year, partially offset by an increase in Segment G&A. This increase in Adjusted EBITDA was also driven by favorable FX movements on an as reported basis.

PLK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2021	2020
	(Unaudited)
System-wide Sales Growth	10.5%	24.0%
System-wide Sales	$1,386	$1,247
Comparable Sales	(0.3)%	24.8%

Net Restaurant Growth	5.7%	6.7%
System Restaurant Count at Period End	3,562	3,369

Sales	$17	$17
Franchise and Property Revenues	$71	$63
Advertising Revenues	$60	$54
Total Revenues	$148	$134

Cost of Sales	$16	$16
Franchise and Property Expenses	$2	$3
Advertising Expenses	$60	$55
Segment G&A	$13	$10
Segment Depreciation and Amortization	$1	$2
Adjusted EBITDA(1)	$58	$51

For the second quarter of 2021, the increase in system-wide sales growth was driven by net restaurant growth of 5.7% as well as a decrease in the impact of temporary closures of certain restaurants related to the COVID-19 pandemic, partially offset by a decrease in comparable sales of (0.3)%, including a decrease in US comparable sales of (2.5)%.

The year-over-year change in Total Revenues and Adjusted EBITDA on an as reported and on an organic basis was primarily driven by system-wide sales growth.

Cash and Liquidity

As of June 30, 2021, total debt was $13.0 billion, net debt (total debt less cash and cash equivalents of $1.8 billion) was $11.2 billion, and net leverage was 5.3x. Following quarter end, we issued $800 million of 3.875% First Lien Notes due 2028 and redeemed $775 million of our 4.25% First Lien Notes due 2024.

The RBI Board of Directors has declared a dividend of $0.53 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the second quarter of 2021. The dividend will be payable on October 5, 2021 to shareholders and unitholders of record at the close of business on September 21, 2021.

Our board of directors approved a share repurchase authorization that allows us to repurchase up to $1 billion of our common shares over the next two years. We plan to submit a new normal course issuer bid, subject to TSX approval, to be effective following expiration of the current one.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Friday, July 30, 2021, to review financial results for the second quarter ended June 30, 2021. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with approximately $33 billion in annual system-wide sales and over 27,000 restaurants in more than 100 countries. RBI owns three of the world's most prominent and iconic quick service restaurant brands - TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects and continued impact of the COVID-19 pandemic on our results of operations, business, liquidity, prospects and restaurant operations and those of our franchisees, including local conditions and government-imposed limitations and restrictions, and our ability to continue to navigate the impact of the pandemic, the impact of our strategic initiatives on the long-term growth prospects of our brands and our ability to achieve our long-term growth goals and prospects, the impact of our investments in digital and marketing initiatives, our ability to continue to return capital to our shareholders through dividends and share repurchases, our ability to grow throughout 2021 at pre-pandemic levels, our ability to achieve our long-term restaurant growth goals and our long-term growth prospects. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology;

and changes in applicable tax laws or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Sales	$590	$406	$1,097	$909
Franchise and property revenues	614	450	1,162	975
Advertising revenues	234	192	439	389
Total revenues	1,438	1,048	2,698	2,273
Operating costs and expenses:
Cost of sales	467	339	868	738
Franchise and property expenses	121	132	237	255
Advertising expenses	238	203	474	429
General and administrative expenses	113	94	218	196
(Income) loss from equity method investments	3	16	5	18
Other operating expenses (income), net	8	21	(34)	5
Total operating costs and expenses	950	805	1,768	1,641
Income from operations	488	243	930	632
Interest expense, net	126	128	250	247
Income before income taxes	362	115	680	385
Income tax (benefit) expense	(29)	(49)	18	(3)
Net income	391	164	662	388
Net income attributable to noncontrolling interests	132	58	224	138
Net income attributable to common shareholders	$259	$106	$438	$250
Earnings per common share
Basic	$0.84	$0.35	$1.43	$0.83
Diluted	$0.84	$0.35	$1.42	$0.83
Weighted average shares outstanding
Basic	307	301	307	300
Diluted	466	469	465	469
Cash dividends declared per common share	$0.53	$0.52	$1.06	$1.04

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,762	$1,560
Accounts and notes receivable, net of allowance of $23 and $42, respectively	535	536
Inventories, net	99	96
Prepaids and other current assets	132	72
Total current assets	2,528	2,264
Property and equipment, net of accumulated depreciation and amortization of $940 and $879, respectively	2,033	2,031
Operating lease assets, net	1,143	1,152
Intangible assets, net	10,820	10,701
Goodwill	5,831	5,739
Net investment in property leased to franchisees	80	66
Other assets, net	806	824
Total assets	$23,241	$22,777
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$575	$464
Other accrued liabilities	812	835
Gift card liability	149	191
Current portion of long-term debt and finance leases	113	111
Total current liabilities	1,649	1,601
Long-term debt, net of current portion	12,375	12,397
Finance leases, net of current portion	326	315
Operating lease liabilities, net of current portion	1,078	1,082
Other liabilities, net	2,110	2,236
Deferred income taxes, net	1,444	1,425
Total liabilities	18,982	19,056
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at June 30, 2021 and December 31, 2020; 308,040,537 shares issued and outstanding at June 30, 2021; 304,718,749 shares issued and outstanding at December 31, 2020	2,512	2,399
Retained earnings	728	622
Accumulated other comprehensive income (loss)	(679)	(854)
Total Restaurant Brands International Inc. shareholders’ equity	2,561	2,167
Noncontrolling interests	1,698	1,554
Total shareholders’ equity	4,259	3,721
Total liabilities and shareholders’ equity	$23,241	$22,777

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$662	$388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100	91
Amortization of deferred financing costs and debt issuance discount	13	12
(Income) loss from equity method investments	5	18
(Gain) loss on remeasurement of foreign denominated transactions	(35)	10
Net (gains) losses on derivatives	42	(1)
Share-based compensation expense	40	39
Deferred income taxes	24	(131)
Other	(12)	20
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	17	(36)
Inventories and prepaids and other current assets	(5)	(28)
Accounts and drafts payable	103	(158)
Other accrued liabilities and gift card liability	(123)	(13)
Tenant inducements paid to franchisees	(1)	(5)
Other long-term assets and liabilities	(85)	(10)
Net cash provided by operating activities	745	196
Cash flows from investing activities:
Payments for property and equipment	(46)	(39)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	14	5
Settlement/sale of derivatives, net	1	22
Other investing activities, net	(5)	—
Net cash (used for) provided by investing activities	(36)	(12)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term debt	—	1,585
Repayments of revolving line of credit, long-term debt and finance leases	(54)	(1,045)
Payment of financing costs	—	(10)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(484)	(716)
Proceeds from stock option exercises	56	41
(Payments) proceeds from derivatives	(32)	(14)
Other financing activities, net	(2)	(2)
Net cash (used for) provided by financing activities	(516)	(161)
Effect of exchange rates on cash and cash equivalents	9	(16)
Increase (decrease) in cash and cash equivalents	202	7
Cash and cash equivalents at beginning of period	1,560	1,533
Cash and cash equivalents at end of period	$1,762	$1,540
Supplemental cash flow disclosures:
Interest paid	$198	$234
Income taxes paid	$142	$60

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

	Three Months Ended June 30,
KPIs by Market	2021	2020
	(Unaudited)
System-wide Sales Growth
TH - Canada	29.8%	(34.0)%
TH - Rest of World	55.5%	(29.9)%
TH - Global	33.0%	(33.4)%

BK - US	13.2%	(10.5)%
BK - Rest of World	67.1%	(38.2)%
BK - Global	37.9%	(25.2)%

PLK - US	5.1%	31.3%
PLK - Rest of World	70.4%	(24.8)%
PLK - Global	10.5%	24.0%

System-wide Sales (in US$ millions)
TH - Canada	$1,399	$956
TH - Rest of World	$238	$152
TH - Global	$1,637	$1,108

BK - US	$2,618	$2,314
BK - Rest of World	$3,265	$1,813
BK - Global	$5,883	$4,127

PLK - US	$1,209	$1,150
PLK - Rest of World	$177	$97
PLK - Global	$1,386	$1,247

Comparable Sales
TH - Canada	27.4%	(29.9)%
TH - Rest of World	28.7%	(24.5)%
TH - Global	27.6%	(29.3)%

BK - US	13.0%	(9.9)%
BK - Rest of World	24.8%	(18.1)%
BK - Global	18.2%	(13.4)%

PLK - US	(2.5)%	28.5%
PLK - Rest of World	24.7%	(11.0)%
PLK - Global	(0.3)%	24.8%

	As of June 30,
KPIs by Market	2021	2020
	(Unaudited)
Net Restaurant Growth
TH - Canada	(1.5)%	0.5%
TH - Rest of World	20.3%	4.9%
TH - Global	2.7%	1.3%

BK - US	(2.2)%	(0.2)%
BK - Rest of World	1.6%	7.1%
BK - Global	0.1%	4.2%

PLK - US	5.8%	6.0%
PLK - Rest of World	5.5%	9.1%
PLK - Global	5.7%	6.7%

Restaurant Count
TH - Canada	3,938	3,997
TH - Rest of World	1,127	937
TH - Global	5,065	4,934

BK - US	7,095	7,257
BK - Rest of World	11,681	11,499
BK - Global	18,776	18,756

PLK - US	2,667	2,521
PLK - Rest of World	895	848
PLK - Global	3,562	3,369

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2021	2020	2021	2020
Segment G&A TH(1)	$26	$20	$50	$45
Segment G&A BK(1)	45	30	81	67
Segment G&A PLK(1)	13	10	27	23
Share-based compensation and non-cash incentive compensation expense	20	23	46	44
Depreciation and amortization(2)	6	4	10	9
Corporate restructuring and tax advisory fees	3	7	4	8
General and administrative expenses	$113	$94	$218	$196

(1)Segment G&A includes segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, and corporate restructuring and tax advisory fees.
(2)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales, franchise and property expenses and advertising expenses. Depreciation and amortization included in general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2021	2020	2021	2020
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$1	$—	$(1)	$(2)
Litigation settlement (gains) and reserves, net	1	1	3	1
Net losses (gains) on foreign exchange(4)	8	18	(35)	10
Other, net	(2)	2	(1)	(4)
Other operating expenses (income), net	$8	$21	$(34)	$5

(3)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4) Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as it provides them with the same tools that management uses to evaluate our performance or liquidity and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives. Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. LTM Adjusted EBITDA as of June 30, 2021 is the sum of the Adjusted EBITDA for the quarters ended June 30, 2021, March 31, 2021, December 31, 2020 and September 2020, while LTM Adjusted EBITDA as of June 30, 2020 is the sum of the Adjusted EBITDA for the quarters ended June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019. A reconciliation of Adjusted EBITDA for each of those quarters was included in our press release attached as Exhibit 99 to our Form 8-Ks filed with the SEC on April 30, 2021, February 11, 2021, and October 27, 2020.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. LTM Free Cash Flow is defined as Free Cash Flow for the last twelve month period to the date reported.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three Months Ended June 30, 2021
(Unaudited)

					Impact of FX
	Actual		Q2 '21 vs. Q2 '20		Movements	Organic Growth
(in US$ millions)	Q2 '21	Q2 '20	$	%	$	$	%
Revenue
TH	$831	$567	$264	46.5%	$64	$200	31.6%
BK	$459	$347	$112	32.1%	$8	$104	29.3%
PLK	$148	$134	$14	10.4%	$—	$14	10.2%
Total Revenues	$1,438	$1,048	$390	37.1%	$72	$318	28.3%
Adjusted EBITDA
TH	$253	$147	$106	72.5%	$17	$89	54.4%
BK	$266	$160	$106	66.4%	$5	$101	61.7%
PLK	$58	$51	$7	13.2%	$—	$7	12.7%
Adjusted EBITDA	$577	$358	$219	61.2%	$22	$197	51.8%

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2021	2020	2021	2020
Segment income:
TH	$253	$147	$460	$336
BK	266	160	483	360
PLK	58	51	114	106
Adjusted EBITDA	577	358	1,057	802
Share-based compensation and non-cash incentive compensation expense(1)	20	23	46	44
Corporate restructuring and tax advisory fees(2)	3	7	4	8
Impact of equity method investments(3)	7	18	11	22
Other operating expenses (income), net	8	21	(34)	5
EBITDA	539	289	1,030	723
Depreciation and amortization	51	46	100	91
Income from operations	488	243	930	632
Interest expense, net	126	128	250	247
Income tax (benefit) expense(4)	(29)	(49)	18	(3)
Net income	$391	$164	$662	$388

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, except per share data)	2021	2020	2021	2020
Net income	$391	$164	$662	$388
Income tax expense(4)	(29)	(49)	18	(3)
Income before income taxes	362	115	680	385
Adjustments:
Franchise agreement amortization	8	8	16	16
Amortization of deferred financing costs and debt issuance discount	6	6	13	12
Interest expense and loss on extinguished debt(5)	7	7	15	15
Corporate restructuring and tax advisory fees(2)	3	7	4	8
Impact of equity method investments(3)	7	18	11	22
Other operating expenses (income), net	8	21	(34)	5
Total adjustments	39	67	25	78
Adjusted income before income taxes	401	182	705	463
Adjusted income tax expense(4)(6)	43	28	90	82
Adjusted net income	$358	$154	$615	$381
Adjusted diluted earnings per share	$0.77	$0.33	$1.32	$0.81
Weighted average diluted shares outstanding	466	469	465	469

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage and Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	June 30, 2021	June 30, 2020
Long-term debt, net of current portion	$12,375	$12,310
Finance leases, net of current portion	326	299
Current portion of long-term debt and finance leases	113	106
Unamortized deferred financing costs and deferred issue discount	142	145
Total debt	12,956	12,860

Cash and cash equivalents	1,762	1,540
Net debt	11,194	11,320
LTM adjusted EBITDA	2,119	2,026
Net leverage	5.3x	5.6x

	Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
(in US$ millions)	2021	2020	2019	2020	2019	2021	2020
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$745	$196	$475	$921	$1,476	$1,470	$1,197
Payments for property and equipment	(46)	(39)	(14)	(117)	(62)	(124)	(87)
Free Cash flow	$699	$157	$461	$804	$1,414	$1,346	$1,110

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2020 and 2021 cash bonus, respectively.

(2)Costs arising primarily from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives.

(3)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(4)The effective tax rate during the three and six months ended June 30, 2021 reflects $89 million and $87 million, respectively, from the result of net reserve releases related to expiring statutes of limitation for certain prior tax years which reduced our effective tax rate by approximately 24.7% and 12.8% for the three and six months ended June 30, 2021, respectively. The impact of the net reserve releases decreased our adjusted effective tax rate by 6.1% and 3.2% for the three and six months ended June 30, 2021, respectively. The effective tax rate during three and six months ended June 30, 2020 reflects a $64 million increase in deferred tax assets which decreased the effective tax rate by 55.2% and 16.5% during the three and six months ended June 30, 2020, respectively. Based on the analysis of final guidance related to the Tax Cuts and Jobs Act (the “Tax Act”) received during the second quarter of 2020, a deferred tax asset was recorded. Adjusted income tax expense excludes the impact of this adjustment. The effective tax rate was reduced by 1.0% and 1.5% for the three and six months ended June 30, 2021, respectively, and our adjusted effective tax rate was reduced by 0.9% and 1.5% for the three and six months ended June 30, 2021, respectively, as a result of excess tax benefits from equity-based compensation. The effective tax rate was reduced by 1.2% and 0.4% for the three and six months ended June 30, 2020, respectively, and our adjusted effective tax rate was reduced by 0.8% and 0.4% for the three and six months ended June 30, 2020, respectively, as a result of excess tax benefits from equity-based compensation.

(5)Represents loss on early extinguishment of debt and interest expense. No loss on early extinguishment of debt was recognized during three and six months ended June 30, 2021 and 2020. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019.

(6)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred. Adjusted income tax expense has been adjusted to remove the net tax benefits associated with the release of tax reserves related to certain prior corporate restructurings that when previously incurred were excluded from adjusted income tax expense as non-cash adjustments that did not impact our core operational results. Subsequent interest accrued on such reserves was treated as impacting core operational results and included in adjusted income tax expense, accordingly, the reversal of such interest is included in adjusted income tax expense. The Company views interest on tax reserves as a normal course of business expense regardless of the origin of the underlying tax reserve.